PRIVATE PLACEMENT MEMORANDUM/INFORMATION STATEMENT

                             DATED NOVEMBER 12, 1997

                                  ------------

                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                             (A Florida Corporation)

                                  ------------

                2,500,000 Shares of Common Stock, Par Value $.001

                                  ------------

     This Private Placement Memorandum is also an Information Statement (hereinafter the "Memorandum/Information Statement") with respect to shares of Common Stock, par value $.00l per share, of Mid-Way Medical and Diagnostic Center, Inc., a Florida corporation ("Mid-Way"), to be issued to the sole shareholder of Ciro Jewelry, Inc., a Delaware, ("Ciro") in connection with a proposed merger transaction in which Ciro would merge with and into a newly formed Nevada corporation, Mid-Way Acquisitions Corp. ("Mid-Way Acquisitions"), and the shareholder of Ciro would receive shares of Common Stock of Mid-Way pursuant to the Agreement and Plan of Reorganization dated November 12, 1997, (the "Merger Agreement") described herein and attached as Appendix "A." Mid-Way Acquisitions is a wholly owned subsidiary of Mid-Way. This Memorandum covers 2,500,000 shares of Common Stock of Mid-Way, which shares represent the maximum number of shares issuable upon consummation of the merger called for by the Merger Agreement (the "Merger"). See "Plan of Distribution" and "Agreement and Plan of Reorganization."

     There are currently 11,000,000 shares of Mid-Way's $.001 par value Common Stock outstanding. Mr. David Cohen, the sole officer and director, and the principal shareholder of Mid-Way, has agreed to cancel 9,400,000 of the 10,000,000 shares currently held by him simultaneous with the closing of the Merger. He has also agreed to sell 260,000 of his shares to Mr. Murray Wilson, an officer, director, and the sole shareholder of Ciro, and 140,000 of his shares to another officer of Ciro prior to closing. In addition, Mid-Way has agreed to forward split its outstanding shares of Common Stock at the rate of
2.5 shares for each one share outstanding, such that there would be approximately 4,000,000 shares of Mid-Way's Common Stock outstanding, taking into account the foregoing cancellation of shares by Mr. Cohen. After issuance of 2,500,000 shares to the sole shareholder of the Ciro in the Merger, there would be 6,500,000 shares outstanding. After Closing, the current shareholders of Mid-Way (excluding the 1,000,000 post reverse split shares sold to the affiliates of Ciro by Mr. Cohen) would then own 2,500,000 shares or approximately 38.46% of the outstanding shares and the affiliates of Ciro (including the 1,000,000 post reverse split shares purchased from Mr. Cohen) would own 3,500,000 shares or approximately 53.85% of said outstanding shares. See "Agreement and Plan of Reorganization" and "Principal Shareholders."

     Also as part of the Merger Mid-Way has agreed to change its name to "Ciro International, Inc." or some derivation thereof, to nominate a director designated by Ciro to become the sole director of Midway, and Mid-Way Acquisitions, and to change its domicile to the State of Nevada. See "Agreement and Plan of Reorganization" and "Change of Domicile."

     THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES SPECIAL RISKS. (SEE "RISK FACTORS.")

     This Memorandum/Information Statement is first being sent to shareholders of Mid-Way on or about November 17, 1997.

     The address of Mid-Way and Mid-Way Acquisitions is 1600 Market Street, 33rd Floor, Philadelphia, PA 19103, attn: David Cohen; telephone (215) 587-2620. The address of Ciro is 445 Fifth Avenue, 11th Floor, New York, NY 10016; telephone
(212) 481-1322.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. "SEE PLAN OF DISTRIBUTION."

     No person has been authorized to give any information or make any representation concerning Mid-Way, Ciro, the capital stock of either company, or the Merger Agreement, other than as contained in this Memorandum/Information Statement. This Memorandum/Information Statement does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell the securities covered by this Memorandum/Information Statement in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer.

     THE SECURITIES BEING OFFERED PURSUANT TO THIS MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES DIVISION, NOR HAS THE COMMISSION, OR ANY STATE SECURITIES DIVISION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Mid-Way is not a reporting company. However, it intends to deliver an annual report to shareholders, which will include audited financial statements.

     The shareholder of Ciro is invited to question and receive Answers from Mid-Way concerning the terms and conditions of this offering and the business of Mid-Way. Upon request, Mid-Way will provide additional information and documents, if available or obtainable without unreasonable effort or expense. (See "Additional Information.") The shareholder of Ciro is urged to request any additional information he may consider necessary in making an informed decision in connection with the merger. All requests should be directed to the president of Mid-Way at 1600 Market Street, 33rd Floor, Philadelphia, PA 19103; telephone
(215) 587-2620.

     THE SHAREHOLDER OF CIRO IS NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM/INFORMATION STATEMENT AS LEGAL ADVICE. SUCH SHAREHOLDER SHOULD
CONSULT  HIS OWN  COUNSEL  AS TO  LEGAL  AND  RELATED  MATTERS  CONCERNING  THIS
ISSUANCE.

STATE LEGENDS

     In October 1996 Congress passed the Capital Markets Efficiency Act of 1996. Part of this Act preempted state law in regard to the offer and sale of securities, which are exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended. However, states may still impose notice filing requirements that are substantially similar to those required by rule or regulation under
Section 4(2) and may continue to collect filing or registration fees. As a consequence of such preemption of state law by Congress, no state legends are provided in this Memorandum/Information Statement.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Introduction ............................................................. 1
Memorandum/Proxy Statement Summary ....................................... 1
Risk Factors ............................................................. 4
Plan of Distribution ..................................................... 7
Principal Shareholders ................................................... 8
Agreement and Plan of Reorganization ..................................... 9
Mid-Way Medical and Diagnostic, Inc ..................................... 15
     General ............................................................ 15
     Management's Discussion and Analysis ............................... 15
     Management ......................................................... 16
     Market Information ................................................. 17
     Legal Proceedings .................................................. 17
     Dividend Policy .................................................... 18
     Additional Information ............................................. 18
Ciro Jewelry, Inc ....................................................... 18
     Business ........................................................... 18
     Selected Financial Data ............................................ 21
     Management's Discussion and Analysis ............................... 22
     Management ......................................................... 22
     Legal Proceedings .................................................. 23
     Additional Information ............................................. 24
Change of Domicile of Mid-Way to the State of Nevada .................... 24
Independent Certified Public Accountants ................................ 27
Additional Information .................................................. 28
Financial Statements .................................................... 28

Exhibits

     Appendix "A"   Agreement and Plan of Reorganization
     Appendix "B"   Plan and Agreement of Merger (Change of Domicile)
     Appendix "C"   Form of Surviving Company Nevada Articles of Incorporation
     Appendix "D"   Dissenters' Rights (Florida)

                                  INTRODUCTION

     This Memorandum/Information Statement is being furnished to shareholders of Mid-Way in compliance with Section 607.0704 of the Florida Business Corporation Act which requires that notice of any action by the shareholders without a meeting must be given to those shareholders entitled to vote who have not consented in writing. On November 12, 1997, the sole shareholder of Ciro and the principal shareholder of Mid-Way owning a majority of the outstanding shares of common stock of such corporation approved the Merger Agreement. The parties to the Merger Agreement propose to execute and file the respective Articles of Merger in the States of Florida and Delaware on the closing date of the Merger Agreement which is presently scheduled for December 2, 1997, and which must take place on or before December 15, 1997. Immediately following the closing of the Merger, Ciro will be merged into Mid-Way Acquisitions, which will continue the business of Ciro under the name "Ciro Jewelry, Inc.." The separate corporate existence of Ciro will cease and Mid-Way Acquisitions will continue to be a wholly owned subsidiary of Mid-Way. Mid-Way will change its name to "Ciro International, Inc." and will change its domicile to the State of Nevada. On November 12, 1997, the sole shareholder of Ciro and the principal shareholder of Mid-Way owning a majority of the outstanding shares of common stock of such corporation approved the change of domicile.

                    MEMORANDUM/INFORMATION STATEMENT SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein:

                               MERGER TRANSACTION

The Companies

     Mid-Way is the parent of its wholly owned subsidiary, Mid-Way Acquisitions, a company incorporated for the sole purpose of completing the Merger with Ciro. Mid-Way Acquisitions has had no activities since inception, except in connection with the proposed Merger. Mid-Way is currently an inactive shell company with no active business operations, with the exception of seeking viable businesses or enterprises to acquire. See "Mid-Way Communications, Inc."

     Ciro holds five licenses in various countries through which the licensees operate a total of 32 retail fashion jewelry stores using the CIRO name. In addition, Ciro intends to open and operate retail fashion jewelry stores using the CIRO name. See "Ciro Jewelry, Inc."

Merger Agreement

     The Merger Agreement provides for Ciro and Mid-Way Acquisitions to merge (the Merger). Mid-Way Acquisitions will be the surviving corporation and will succeed to all of the assets, liabilities, rights, and obligations of Ciro. The Merger Agreement also provides that Mid-Way Acquisitions will change its name to "Ciro Jewelry, Inc." Also, Mid-Way has agreed in the Merger Agreement to change the domicile of Mid-Way to the State of Nevada and to change its name to "Ciro International, Inc.". See "Change of Domicile."

     Also, in connection with the Merger, David Cohen, the sole officer and director, and a controlling shareholder of Mid-Way has agreed to cancel 9,400,000 shares of the 10,000,000 shares owned by him. He has also agreed to sell 400,000 shares owned by him to the sole shareholder and another affiliate of Ciro. Finally, Mid-Way has agreed prior to closing to forward split its outstanding shares of Common Stock at the rate of 2.5 shares for each share outstanding.

     Upon the effectiveness of the Merger, all of the 1,500 outstanding shares of Common Stock of Ciro will be converted into 2,500,000 shares of Common Stock of Mid-Way. Upon the effectiveness of the Merger former shareholders and affiliates of Ciro will hold approximately 53.85% of the outstanding shares of Mid-Way, including the shares of Mid-Way to be purchased by such affiliates from the principal shareholder of Mid-Way.

     The Merger will not result in any changes in the provisions of the Articles of Incorporation of Mid-Way Acquisitions, except, as set forth herein, and there will be no changes in the bylaws of Mid-Way Acquisitions. The following is a summary of the changes to the Articles of Incorporation of Mid-Way Acquisitions:

          1. The name of Mid-Way Acquisitions will be changed to "Ciro Jewelry, Inc." and

          2. The Board of Directors will be changed to persons designated by Ciro.

     See "Agreement and Plan of Reorganization."

Required Vote

     The affirmative vote of a majority of the outstanding shares of Ciro and Mid-Way Acquisitions is required to approve the Merger. The sole shareholder of Ciro owning all of the outstanding shares of the company has consented in writing to the Merger. Mid-Way Acquisitions is a wholly owned subsidiary of Mid-Way, which has consented to the Merger, and a shareholder of Mid-Way owning approximately 90.9% of the outstanding shares has consented in writing to the Merger. Murray A. Wilson, the sole shareholder of Ciro, owns all of the outstanding shares of the company. "See "Agreement and Plan of Reorganization" and "Principal Shareholders."

Risk Factors

     Issuance of the shares of Mid-Way in the Merger involves a number of risks inherent in the business operations of the two entities and the transaction itself. See "Risk Factors."

Common Stock Outstanding

     As of November 12, 1997, Mid-Way had outstanding 11,000,000 shares of its common stock. Immediately following the closing of the Merger, assuming the cancellation of 9,400,000 shares by Mr. Cohen and the 2.5 for one forward split, but no further issuances of shares prior to such closing date, Mid-Way will have outstanding approximately 4,000,000 shares of Common Stock.

Management and Operations after the Merger

     Upon closing of the Merger Agreement, the current management of Mid-Way Acquisitions and Mid-Way, consisting of David Cohen as the sole officer and director, will resign. Murray A. Wilson, the sole director of Ciro, will be appointed as the sole director of both surviving entities. The business of Midway Acquisitions will become the business of Ciro without any effect of the Merger. See "Agreement and Plan of Reorganization."

Summary Historical and Pro Forma Financial Data

     The following table sets forth unaudited condensed pro forma financial data of Mid-Way for the period ended June 30, 1997, and the years ended December 31, 1995 and 1996, which presents the acquisition of Ciro by Mid-Way as if the acquisition had been consummated June 30, 1997. The pro forma condensed financial data does not purport to represent what Mid-Way's results of operations would actually have been had the acquisition in fact occurred on June 30, 1997, and is not necessarily indicative of future operating results or financial position. The information contained in this table should be read in conjunction with the annual and interim financial statements included elsewhere herein and in conjunction with Management's Discussion and Analysis for each entity.

                                      Six Months    Year Ended      Year Ended
                                       June 30,     December 31,    December 31,
                                         1997          1996            1995
                                         ----          ----            ----
Operating Data:
Revenues                              $ 105,868      $ 262,975      $ 253,520
Operating Costs                         121,814        262,587        263,461
Income from Operations                  (15,946)           388         (9,941)
Other Income (Expenses)
     Commissions                                                        4,388
     Interest                                                           6,963
     Other                                               3,458          7,458
     Interest Expense                                                  (5,700)
     Gain on Sale of Stock                                              5,833
     Total Expenses                         -0-          3,458         18,942
Income Before Taxes                     (15,946)         3,846          9,001
Provision for Taxes                       2,255          5,307          4,062
Net Income (Loss)                     ($ 18,201)     ($  1,461)         4,931

Balance Sheet Data:
Current Assets                        $  22,427      $  30,672      $  16,669
Other Assets                            340,944        352,277        363,332
Total Assets                            363,371        382,949        380,001
Current Liabilities                       7,094          8,471          4,062
Total Liabilities                         7,094          8,471          4,062
Total Stockholder's Equity              356,277        374,478        375,939

Federal Income Tax Consequences

     The tax advisor to Ciro has advised that, for U.S. federal income tax purposes, the transaction contemplated by the Merger Agreement will constitute a tax-free reorganization.

Recent Prices of Mid-Way Common Stock

     The Common Stock of Mid-Way has been quoted on the NASDAQ Electronic Bulletin Board since approximately February 4, 1997. Trading on the NASDAQ Electronic Bulletin Board is under the trading symbol "MWMD." As of the date of execution of the Merger Agreement, the date of mailing of this Memorandum/information Statement, and on November 14, 1997, the last trading day prior to the announcement of the Merger, there was no bid or ask quotation for the Common Stock of Mid-Way on the Bulletin Board. Because of the limited volume of trading of the Common Stock of Mid-Way as reported on the Bulletin Board, management does not believe that an established market for such stock currently exists. See "Risk Factors" and "Mid-Way Medical and Diagnostic Center, Inc.--Market Information."

Federal or State Regulatory Requirements

     Except with regard to the statutory provisions concerning the merger of the two entities, neither federal nor state requirements must be complied with, nor must approval be obtained in connection with the proposed merger. However, the issuance of stock to the shareholder of Ciro is proposed to be accomplished through certain federal and state exemptions from registration. Compliance with such exemptions will be required in the Merger transaction. See "Plan of Distribution."

                               CHANGE OF DOMICILE

     Midway is also proposing to change the domicile of the company from the State of Florida to the State of Nevada. See "Change of Domicile of Midway."

                                  RISK FACTORS

     In evaluating the Merger and other transactions herein, Ciro and Midway shareholders should consider the following factors and should carefully review the information contained elsewhere in this Memorandum/Information Statement:

     1. Limited Operating History. Ciro has had a limited operating history. Although it has been profitable since its inception, there is no assurance that it will remain profitable, especially with the proposed opening and operation of retail fashion jewelry stores. As a new enterprise, the operation of such retail stores is likely to be subject to risks management has not anticipated. Ciro has limited resources and may require outside capital through equity funding to allow it to conduct the retail store operations. Therefore, unless Ciro is able to continue to raise funds through such equity financing, the ability of Ciro to finance its proposed operations may not be possible. Also, Mid-Way has had limited operations since inception and has no assets or liabilities. The future operations and profitability of Mid-Way is dependent upon the completion of the Merger or a similar transaction. See "Mid-Way Medical and Diagnostic Center, Inc.-

Management's Discussion and Analysis," "Ciro Jewelry, Inc. -- Management's Discussion and Analysis," and "Financial Statements."

     2. Reliance on Officers, Directors and Key Employees. The ability of Ciro to successfully conduct its business affairs will be subject to the capabilities and business acumen of current officers, directors and key employees. Ciro has no employment agreements with management. The loss of any one of these individuals could have a material adverse impact on the continued operation of such company. See "Ciro Jewelry, Inc.--Management."

     3. Felony Conviction of Key Officer. In June 1989 Mr. Murray A. Wilson, the president, a director, and the sole shareholder of Ciro, was found guilty in federal court of conspiracy to commit mail and wire fraud in Las Vegas, Nevada. In 1991 Mr. Wilson pleaded guilty in New York to a Class F Felony. See "Ciro Jewelry, Inc.--Management."

     4. Limited Liability of Officers and Directors. The articles of incorporation of Mid-Way and Mid-Way Acquisitions limit a director's personal liability to the company or its shareholders for monetary damages for any actions taken or any failure to take action to the fullest extent permitted by Florida and Nevada law, respectively, or any other applicable law as now in effect or as it may hereafter be amended. Furthermore, as proposed herein, Mid-Way Acquisitions is or will be obligated under the respective articles of incorporation and bylaws to indemnify its directors, officers' employees, agents, or fiduciaries to the fullest extent permitted or required by Nevada law. Each of these provisions could reduce the legal remedies available to the companies and the shareholders against such individuals. See "Agreement and Plan of Reorganization."

     5. Competition. The market for Ciro's products and services is intensely competitive, with many providers who have greater technical expertise, financial resources and marketing capabilities than Ciro. There is no assurance the company will be able to overcome competitive disadvantages it will face as a
small,   start  up   company   with   limited   capital.   See  "Ciro   Jewelry,
Inc.--Business."

     6. Fashion Jewelry Industry and Competition. The fashion jewelry industry is highly competitive and is affected by changes in international, national, regional, and local economic conditions and market trends. Ciro, and its licensees do and will compete with a variety of other retail jewelry businesses in the industry. The competitors, generally, have been in existence longer and have a much more established market presence and substantially greater financial, marketing and other resources than Ciro. See "Ciro Jewelry, Inc.--Business."

     7. Proprietary Rights. The present income of Ciro is dependent upon the various license arrangements with others to use the CIRO name. Ciro has attempted to register with the various federal and foreign agencies to protect the exclusive use of the name. There is no assurance that the rights to such name are adequately protected. The loss of the use of the name CIRO would be a material negative factor in the current and proposed business of Ciro. See "Ciro Jewelry, Inc.--Business."

     8. No Established Public Market for Mid-Way's Stock. Although the Common Stock of Mid-Way is quoted on the OTC Electronic Bulletin Board, limited trading has occurred since such listing in February 1997, and therefore, at present, management believes that no established market exists for the Common Stock of Mid-Way. There is no assurance that an established trading market for such securities will develop, or if such market is developed that it will be sustained. See "Mid-Way Medical and Diagnostic Center, Inc.--Market Information."

     9. Dividend Policy. Neither Mid-Way nor Ciro has ever paid a cash dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. See "Mid-Way Medical and Diagnostic Center, Inc.--Dividend Policy."

     10. Market Overhang. At September 30, 1997, Mid-Way had approximately 10,952,000 shares, or approximately 99.56%, of its Common Stock which had not been registered with the Securities and Exchange Commission or any state securities agency and which were restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding restricted securities for one year from the date the securities were bought from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be available adequate current public information with respect to the issuer. Such information shall be deemed to be available only if the issuer is current in filing its reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or if not required to file such reports, has made certain information publicly available. Sales of securities of an affiliate, or a non-affiliate who has owned the stock for more than one year but less than two years, are limited to one percent of the total outstanding shares of the issuer during the three months preceding the sale. Further, the securities must be sold in brokers' transactions within the meaning of Rule 144. Pursuant to Rule 144, such securities held by non-affiliates for more than two years may be sold without reference to the current public information or broker transaction requirements, or the one percent selling limitation. Management believes that approximately 952,000 of the current outstanding restricted shares are available for resale pursuant to Rule 144. The sale of some or all of such currently restricted shares of Common Stock could have a material negative impact upon the market price of the Common Stock of Mid-Way if an established market for such securities should develop in the future. See "Mid-Way Medical and Diagnostic Center, Inc.--Market Information."

     11. Restrictions Upon Shares. The Shares to be issued pursuant to the Merger will be restricted securities as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. As a result, the certificates representing such Shares will bear restrictive legends and will be subject to certain requirements on resale, including a minimum holding period, limitations upon the amount and manner of sales, and certain notification requirements with the Securities and Exchange Commission. See "Plan of Distribution."

     12. Strict Compliance with Exemption Requirements. It is the intention of Mid-Way to issue the Shares in accordance with an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated by the Securities and Exchange Commission, and to comply with state filing requirements. The failure to comply strictly with the requirements of Regulation D, and the similar state provisions, could make such exemptions unavailable and would create liability for Mid-Way, Ciro, their officers and directors, and others for failure to register the securities. See "Plan of Distribution."

     13. Applicability of Low Priced Stock Risk Disclosure Requirements. The Common Stock of Mid-Way is considered a low priced security under rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customers rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customers financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

     14. Volatility of Stock Prices. In the event that an established public market does develop for the Common Stock of Mid-Way, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of Mid-Way and other factors such as investor perceptions of the company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to Mid-Way's activities, future financial condition and management.

                              PLAN OF DISTRIBUTION

     The issuance of the shares of Mid-Way pursuant to the Merger Agreement is being made in accordance with the terms and conditions of Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. Said rule provides an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Ciro has represented to Mid-Way that the sole shareholder of Ciro has sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the issuance of shares as set forth in the Merger Agreement. Such shareholder of Ciro will be required to furnish to Mid-Way a representation form stating that such person is either an accredited investor or that he has the requisite knowledge and experience.

     The shares of Mid-Way to be issued in the Merger will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission. There are substantial restrictions on the transferability of such shares. Since such shares will not be registered under the Securities Act, or any applicable state securities laws, the shares may not be sold unless they are registered under the Securities Act and state securities laws, or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations.

     Rule 144 provides, in essence, that a person holding restricted securities for one year from the date the securities were bought from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be available adequate current public information with respect to the issuer. Such information shall be deemed to be available only if the issuer is current in filing its reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or if not required to file such reports, has made certain information publicly available. Sales of securities of an affiliate, or a non-affiliate who has owned the stock for more than one year but less than two years, are limited to one percent of the total outstanding shares of the issuer during the three months preceding the sale. Further, the securities must be sold in brokers' transactions within the meaning of Rule 144. Pursuant to Rule 144, such securities held by non-affiliates for more than two years may be sold without reference to the current public information or broker transaction requirements, or the one percent selling limitation.

     Mid-Way is under no obligation to aid in obtaining any exemption from the registration requirements. The seller will be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by Mid-Way for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

     The following restrictions and limitations will be applicable to any resales, pledges, hypothecations or other transfers of the shares of Common Stock of Mid-Way:

     a.  The  shares  cannot  be  sold,   pledged,   hypothecated  or  otherwise
transferred unless the shares are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

     b. A legend in substantially the following form will be placed on any certificate or other documents evidencing the Shares:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to the company, that such registration is not required under the Act and any applicable state securities laws.

     c. Stop transfer instructions will be placed with respect to the shares so as to restrict resale, pledge, hypothecation or other transfer thereof without compliance with the foregoing requirements.

     d. The legend and stop transfer instructions described in subparagraphs (b) and (c) above will be placed with respect to any new certificate(s) issued upon presentment of certificate(s) for transfer.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information furnished by the following persons, or their representatives, regarding the ownership of the Common Shares of Mid-Way as of November 12, 1997, and adjusted to reflect the Merger, by (i) each person known to Mid-Way to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of Mid-Way's executive officers and directors, (iii) individuals to be appointed directors as a result of the Merger, and (iv) all of Midway's executive officers and directors as a group.

Name and                             Amount and Nature of
Address of                           Beneficial Ownership      Percent of Class
Beneficial Owner                     --------------------      ----------------
                                     As of        Post         As of      Post
                                     9/30/97      Merger(1)    9/30/97    Merger
                                     -------      ---------    -------    ------


Mid-Way Executive Officers and Directors and Holders of More than 5%

David Cohen                         10,000,000    500,000(2)   90.9%      7.69%
1600 Market Street
33rd Floor
Philadelphia, PA 19103

Executive Officers and Directors
as a Group (1 Person)               10,000,000    500,000(3)   90.9%      7.69%

Ciro Executive Officers and Directors. and Appointees,  and Holders of More than
5%

Murray A. Wilson                         --     3,150,000(4)    --       48.46%
445 Fifth Avenue
New York, NY 10016

Laszlo Schwartz                          --       350,000(5)    --        5.38%
445 Fifth Avenue
New York, NY 10016

Executive Officers and Directors
as a Group (2 Persons)                   --       350,000       --       53.85%

                      AGREEMENT AND PLAN OF REORGANIZATION

     This section of the Memorandum/Information Statement describes certain aspects of the Merger but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth as Appendix "A" attached hereto and incorporated herein.

----------

     (1) Assuming the closing of the Merger, no other issuances of stock by either entity, and the 2.5-for-one forward split of the outstanding shares of Common Stock of Mid-Way, Mid-Way would have 6,500,000 shares outstanding upon completion of the Merger.

     (2) Assumes the cancellation of 9,400,000 pre-forward split shares and the sale of 400,000 pre-forward split shares to the affiliates of Ciro.

     (3) Assumes the cancellation of 9,400,000 pre-forward split shares and the sale of 400,000 pre-forward split shares to the affiliates of Ciro.

     (4) Assumes the purchase of 260,000 pre-forward split shares from Mr. Cohen. Mr. Wilson is the sole shareholder of Ciro and as a result will receive all of the 2,5000,000 shares to be issued in the Merger.

     (5)  Assumes  the  purchase of 140,000  pre-forward  split  shares from Mr.
Cohen.

ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT (AND ITS EXHIBITS) IN ITS ENTIRETY.

     On November 12, 1997, the sole shareholder of Ciro owning all of the outstanding shares of Common Stock of the company on such date, approved the Merger Agreement by written consent. As of November 12, 1997, Ciro had outstanding 1,500 shares of Common Stock, representing a like number of votes, all of which shares gave written consent approving the Merger Agreement.

     In addition, on November 12, 1997, Mr. David Cohen, a shareholder of Mid-Way owning approximately 90.9% of all of the outstanding shares of Common Stock of the company, approved the Merger Agreement by written consent. As of November 12, 1997, Mid-Way had outstanding 11,000,000 shares of Common Stock, representing a like number of votes, of which 10,000,000 shares gave written consents approving the Merger Agreement.

General Description

     The Merger Agreement provides that on the effective date of the Merger (the "Effective Date"), Ciro will be merged with and into Mid-Way Acquisitions. Mid-Way Acquisitions will be the surviving corporation. Ciro, which will not survive the Merger, will be merged into Mid-Way Acquisitions and all of Ciro's assets, liabilities and property will become the assets, liabilities, and property of Mid-Way Acquisitions. The Articles of Incorporation of Mid-Way Acquisitions will be unchanged, except, as set forth in the Articles of Merger described below and there will be no change to its bylaws.

Effect of the Merger

     Consummation of the Merger and conversion of the Ciro Common Stock into shares of Mid-Way Common Stock will result in the current shareholder and other affiliate of Ciro owning approximately 53.85% (assuming cancellation of 9,400,000 pre-forward split shares by Mr. Cohen and the sale of 400,000 pre-forward split shares by Mr. Cohen to the affiliates of Ciro) of the outstanding Common Stock of Mid-Way on the Effective Date, assuming no further shares of Mid-Way are issued prior to the Effective Date.

     The Merger will not result in any changes to Mid-Way Acquisitions Articles of Incorporation, except as set forth in the Articles of Merger discussed below, or to the bylaws of Mid-Way Acquisitions concerning the rights of holders of Mid-Way Acquisitions Common Stock.

Conversion Ratio

     On the Effective Date, the 1,500 shares of outstanding Common Stock of Ciro will be converted into 2,500,000 shares of Common Stock of Mid-Way.

Conditions to the Merger

     If, at any time prior to the effective date of the Merger, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the Merger, the Merger Agreement will not become effective even though previously adopted by the shareholders of the corporations.

Articles of Merger

     On the Effective Date Articles of Merger will be filed in the States of Delaware and Nevada. The Articles of Incorporation of Mid-Way Acquisitions will be amended to the extent set forth in Articles of Merger. Set forth below are the amendments to the Articles of Incorporation set forth in the Articles of
Merger:

     I. Amend Article I of the Articles of Incorporation to read as follows: The name of the corporation is Ciro Jewelry, Inc.

Basis and Reasons for the Merger

     As part of its business strategy Ciro recognized the tremendous growth opportunity in the area of fashion jewelry, especially using the CIRO name. To expedite timeliness to market and expansion of its retail business, Ciro needed additional capital. In order to increase its capital, management determined that the public market would provide the best access to capital infusion. Mid-Way has been inactive since approximately 1991 and has been seeking business opportunities which would allow its shareholders to realize potential return on their stock holdings. The Boards of Directors of Mid-Way and Ciro believe that the Merger meets the companies' objectives and is in the best interests of the shareholders.

Interests of Certain Persons in the Merger

     Mr. Cohen, the sole officer and director, and a controlling shareholder of Mid-Way has agreed to sell to Mr. Wilson, the sole director and shareholder of Ciro, 260,000 of his shares of Mid-Way for $26,000 and 140,000 shares to Laszlo Schwartz, an officer of Ciro, for $14,000. In addition Mr. Cohen has agreed as part of the Merger to cancel 940,000 of the 10,000,000 shares owned by him.

Management and Operations after the Merger

     The board of directors and officers of Mid-Way Acquisitions will be changed at the closing of the Merger Agreement to provide for Murray A. Wilson as the sole director. After the Effective Date of the Merger, the principal business of Mid-Way Acquisitions will be the current business of Ciro.

Differences in Rights of Ciro Shareholders as a Result of the Merger

     If the Merger is approved and becomes effective, the sole shareholder of Ciro will receive shares of Common Stock of Mid-Way in place of his shares of Common Stock of Ciro. Ciro is a Delaware corporation and Mid-Way is a Florida corporation. However, it is also proposed that contemporaneous with the effectiveness of the Merger, Mid-Way will change its domicile to the State of Nevada. Differences between the corporation laws of the States of Delaware and Nevada, as well as differences in the charter and bylaws of the two companies will result in differences in the rights of the Ciro shareholder. The material differences between the corporate laws of the States of Delaware and Nevada as set forth in the General Corporation Law of the State of Delaware ("Del Law") and the Nevada Revised Statutes ("NRS") are as follows:

Shareholders' Meetings

     Call. Pursuant to Section 211 of Del Law, special meetings of the shareholders may be called by the board of directors or the person or persons authorized by the certificate of incorporation or the bylaws. Nevada corporate law has no such provision. However, the bylaws of Midway provide that special meetings of the shareholders may be called by the president or the board of directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting.

     Proxies. Section 78.355 of the NRS provides that no proxy shall be valid after the expiration of six months, or, if coupled with an interest, for more than seven years from the date of its execution. Section 212 of Del Law provides that no proxy shall be valid after three years, unless the proxy is designated as irrevocable and is coupled with an interest, in which event the proxy may be valid until the interest with which it is coupled is extinguished.

     Action Without a Meeting. Generally, under Section 78.320 of the NRS, any action by a majority of the voting power of the corporation is sufficient to take such action without a meeting. Under Section 228 of Del Law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Court-Ordered Meetings. Section 211 of Del Law provides that any shareholder or director may demand an annual meeting of the shareholders be called if no such meeting has been held within thirteen months after the organization of the corporation or after the last annual meeting. Section 78.345 of the NRS provides that a majority of the voting power may demand that an annual meeting be called if the corporation shall fail to hold an annual meeting within six months after the time designated therefore.

     Number of Directors

     Section 141 of Del Law and Section 78.115 of the NRS permit a corporation to have only one director.

     Election and Removal of Directors

     In both Delaware and Nevada, election of directors by the shareholders is substantially similar. Cumulative voting is generally allowed in both states. In both Delaware and Nevada the articles of incorporation or an amendment thereto must specifically provide for cumulative voting. Also, shareholders of Nevada corporations registered under the Securities Act of 1933 must give notice to the corporation in advance that a shareholder wishes to cumulate votes (NRS Section
78.3 60). The articles of incorporation of Ciro and Mid-Way do not provide for cumulative voting. Removal of directors in both states is also similar. In Delaware shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may only be removed for cause (Section 14 1(k) of Del Law). In Nevada, however, shareholders representing two-thirds or more of the voting stock are generally required to remove a director from office (NRS Section 78.335).

Amendments to the Articles of Incorporation

     In general, unless the articles of incorporation provide otherwise, most amendments must be approved by the shareholders of corporations in both Delaware and Nevada. Delaware law provides for certain limited cases where the incorporators or directors may amend the articles before receipt of payment for stock (Del Law Section 241). Otherwise though, most amendments must be approved by a majority vote of the outstanding shares (Del Law Section 242). In Nevada, directors have fewer capabilities to amend the articles. Likewise, Nevada corporate articles may be amended by a simple majority of the shareholders (NRS
Section 78.390).

     Shareholders' Rights to Inspect Financial Records

     Delaware corporate law provides that every shareholder of record has a right, in person or by attorney or other agent, upon written demand under oath stating the purpose therefore, to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records during reasonable business hours (Del Law Section 220). In Nevada, shareholders of at least fifteen percent of the issued and outstanding shares may inspect the financial records of the company upon providing five days' written notice to the corporation (NRS Section 78.25 7).

     Preemptive Rights

     Under Nevada corporate law, except to the extent limited or denied by the articles of incorporation, shareholders have certain preemptive rights to purchase a corporation's unissued shares (NRS Section 78.265). In Delaware, shareholders do not have preemptive rights unless the articles of incorporation specifically state that such rights (Del Law Section 102(b)(3)). The articles of incorporation of both Ciro and Mid-Way do not provide for shareholder preemptive rights.

     Dissenters' Rights

     Both Delaware and Nevada provide certain dissenters' rights to protect minority shareholders. In general, these dissenters' rights give shareholders the right to receive fair compensation from the corporation for their shares in the event that the corporation does certain acts with which the shareholders do not agree. In Delaware shareholders generally have appraisal rights when the corporation is involved in a merger or consolidation with another corporation (Del Law Section 262). In Nevada shareholders generally have dissenters' rights to receive payment for the fair value of their shares when the corporation merges into or consolidates with another corporation (NRS Section 78.505).

     Shareholders' Approval of Mergers and Acquisitions

     Delaware law provides that mergers be approved by a majority of the outstanding stock of the corporation entitled to vote thereon (Del Law Section 251, et seq.). Nevada law requires majority shareholder approval for an acquisition of a controlling interest in the Nevada corporation before the shares issued in such transaction may be voted by the acquiring party (NRS Sections 78.3 78 et seq.).

Accounting Treatment

     Because the shareholders of Ciro will control Mid-Way Acquisitions following the Merger, the Merger will be treated as a "Reverse Acquisition" for accounting purposes using historical book values similar to a "pooling of interests" method of accounting.

Federal Income Tax Consequences

     The tax advisor to Ciro has advised that, for U.S. federal income tax purposes, the transactions contemplated by the Merger Agreement will constitute tax-free reorganizations.

Description of Securities of Mid-Way

     Common Stock. Mid-Way is authorized to issue 50,000,000 shares of Common Stock, par value $.00l per share. As of November 12, 1997, Mid-Way had outstanding 11,000,000 shares of Common Stock. All Common Shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights. Special meetings of the shareholders may be called by the president, the board of directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of shares of Common Stock are entitled to one vote at any meeting of the shareholders for each share of Common Stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, 50.0 1% of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of Common Stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of Common Stock outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any share. Reference is made to the Articles of Incorporation and Bylaws of Mid-Way as well as to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of shares. The shares of Mid-Way do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of Common Stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

     Transfer Agent Mid-Way has appointed Interwest Transfer Company, Inc. as the transfer agent for the company. The address for such transfer agent is 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117; telephone (801) 272-9294.

Rights of Dissenting Shareholders

     The sole shareholder of Ciro has voted in favor of the Merger and therefore has waived any appraisal rights under the laws of the State of Delaware. Under Florida law the shareholders of Mid-Way do not have any right to dissent from the Merger.

                     MID-WAY MEDICAL AND DIAGNOSTIC CENTER

                                     GENERAL

     Mid-Way was incorporated in the State of Florida on June 14, 1990. On September 16, 1996, the company amended its articles of incorporation to increase the authorized number of common shares from 100 to 50,000,000 and to reduce the par value to $.00 I. Also on September 16, 1996, Mid-Way forward split its outstanding shares of Common Stock 10,000-for-one, increasing the number of outstanding shares from 100 to 1,000,000. On July 16, 1997, the company filed articles of amendment to restate the articles.

     Mid-Way has been in the development stage since its inception in 1990. The company was initially engaged in the business of attempting to establish and operate medical and diagnostic centers. During 1991 the company abandoned its efforts to engage in this business and has been inactive since approximately 1991.

     Mid-Way presently has no business ventures in which it is engaged. It owns no properties and has no employees. Since 1991 the company has been seeking business opportunities through which its shareholders could realize some gain on their capital investments in the company.

     On September 3, 1997, Mid-Way entered into a Stock Purchase Agreement with Mr. David Cohen in which Mid-Way agreed to issue 10,000,000 shares of its Common Stock to Mr. Cohen for $100,000. The purchase price was paid and the shares issued on or about September 3, 1997, and Mr. Cohen was also appointed the sole officer and director on such date. The funds paid to Mid-Way were used by Mid-Way to pay legal expenses and finders' fees in connection with such transaction.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with Mid-Way's Financial Statements and respective notes thereto, included elsewhere herein.

     Since discontinuing operations in 1991, Mid-Way has had no operations. The company was organized for the purpose of engaging in the operation of medical and diagnostic centers; however, it does not have any significant cash or other material assets, nor does it have an established source of revenues sufficient to cover operating costs and to allow it to continue as a going concern. Mid-Way followed a course of action to attempt to take advantage of any reasonable business proposal presented which management believed would provide the company and its stockholders with a viable business opportunity. For this reason Mid-Way has entered into the Merger transaction set forth in this document.

     The investigation of the business opportunity with Ciro and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and will require Mid-Way to incur costs for payment of accountants, attorneys, and others. If a decision is made not to participate in or complete the Merger transaction, the costs incurred in a related investigation will not be recoverable.

     Currently, management is not able to determine the time or resources that will be necessary to complete the Merger transaction. There is no assurance that the completion of the Merger transaction will be profitable.

Liquidity and Capital Resources

     As of December31, 1996, Mid-Way had no assets or liabilities, and at June 30, 1997, the company still had no assets or liabilities. Mid-Way had no revenues or expenses for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively The company has never generated revenue and it is unlikely that any revenue will be generated until the company completes the Merger, if then. The investigations associate with the Merger transaction may cost the company not only out-of pocket expenses for management, but also expenses associated with legal and accounting costs. Some expenses have been advanced by officers of Mid-Way, but there is no arrangement or assurance that such officers will continue to advance such costs on behalf of the company. There can also be no guarantees that Mid-Way will receive any benefits from the efforts of management to locate such business opportunities.

     Mid-Way has had no employees since discontinuing its operations and does not intend to employ anyone in the future, except in connection with the consummation of the Merger transaction. The president of Mid-Way is providing the company with a location for its offices on a "rent free" basis. Mid-Way is not paying salaries or other forms of compensation to any officers or directors of the company for their time and effort. Unless otherwise agreed to by Mid-Way, the company does intend to reimburse its officers and director for out-of pocket expenses.

Results of Operations

     The  Company  has not had any  operations  during  the  fiscal  year  ended
December 31, 1996, or the six months ended June 30, 1997, and has not had any significant operations since inception. Since 1991 the Company's only operations have involved in seeking new business ventures or opportunities.

                                   MANAGEMENT

Executive Officers and Directors

     The following persons are the current executive officers and directors of Mid-Way:

     Name           Age        Position                     Director Since


     David Cohen    73         Director & President         1997

     DAVID COHEN has practiced law since 1952.

Executive Compensation

     No executive compensation was awarded to, earned by, or paid to the named executive officers of Mid-Way for the fiscal years December 31, 1996 or 1995, for any services rendered in any capacity to Mid-Way.

Indemnification of Directors. Officers. and Others

     The articles of incorporation of Mid-Way expressly authorize the company to indemnify its officers and directors against claims or liabilities arising out of such persons' conduct if they acted in good faith and in a  manner  they  reasonably  believed  to be in or not  opposed  to the  best interest of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling person of Mid-Way, pursuant to the foregoing provisions, or otherwise, Mid-Way has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Certain Relationships and Related Transactions

     Management is not aware of any relationships or related transactions which currently exist.

                               MARKET INFORMATION

Bid Prices

     The Common Stock of Mid-Way has been quoted on the OTC Electronic Bulletin Board since approximately February 4, 1997. There is currently no established public trading market for the Common Stock. Since the initial quotation on the Bulletin Board, approximately 19,500 shares of Mid-Way have been traded. There is no current bid or ask price quoted on the Bulletin Board.

Outstanding Shares and Shareholder Information

     As of November 12, 1997, Mid-Way had outstanding 11,000,000 shares of its Common Stock, 10,952,000 of which are restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission. Management estimates that 952,000 of such shares have been held for more than one year and therefore may be available for resale pursuant to Rule 144. None of the currently restricted outstanding shares of Common Stock of Mid-Way is being, nor have any such shares been proposed to be, publicly offered by Mid-Way.

     As of November 12, 1997, there were approximately 27 holders of record of the Common Stock of Mid-Way as reported by the transfer agent.

     No cash dividends have been declared or paid as yet on the Common Stock of Mid-Way. See "Dividend Policy."

                                LEGAL PROCEEDINGS

     Neither Mid-Way, any of its properties, nor its subsidiary, is a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. Management of Mid-Way does not believe that there are any material proceedings to which any director, officer, or affiliate of the company, any owner of record of beneficially or more than five percent of the Common Stock of Mid-Way, or any associate of any such director, officer, affiliate of the company, or security holder is a party adverse to Mid-Way or has a material interest adverse to Mid-Way.

                                 DIVIDEND POLICY

     The present policy of Mid-Way is to retain earnings to provide funds for use in its business. Mid-Way has not declared or paid cash dividends on its Common Shares and does not anticipate that it will do so in the future.

                             ADDITIONAL INFORMATION

     Should any shareholder of Mid-Way desire any additional information regarding Mid-Way or wish to review any of the underlying documents referred to herein, they may do so by requesting such material from David Cohen, President, who can be reached by telephone at (215) 587-2620, or by mail at 1600 Market Street, 33rd Floor, Philadelphia, PA 19103. All such requests will be accommodated during normal business hours.

                               CIRO JEWELRY, INC.

Introduction

     Ciro was incorporated on June 28, 1994, under the laws of the State of Delaware as Ciro Jewelery, Inc. The company changed its name to Ciro Jewelry, Inc. on September 23, 1997. Ciro's principal place of business is located at 445 Fifth Avenue, 11th Floor, New York, NY 10016, and its telephone number is (212) 481-1322.

     On August 1, 1997, Merchants T&F, Inc. sold all of the outstanding stock of Ciro to Murray A. Wilson, an officer and the sole director of Ciro.

                                    BUSINESS

General

     Ciro currently has five licensees in the United States, Korea, Israel, Mexico, and Russia which operate approximately 32 retail fashion jewelry stores using the CIRO name. In addition, it holds a number of trademarks and trade names relating to the CIRO name throughout the world. These license agreements and trademarks and trade names were acquired by Ciro from Merchants T&F, Inc. ("M T&F"), a corporation controlled by Mr. Wilson, an officer, director, and the sole shareholder of Ciro. In 1994 Ciro, Inc., Ciro of Bond Street, Inc., and Ciro Creations, Inc. (hereinafter collectively referred to as "Former Ciro") filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On February 5, 1995, for $1,475,000, M T&F purchased certain assets from Alan Cohen, as Trustee in the bankruptcy of Former Ciro These assets included real property leases for various store locations previously operated by Former Ciro together with the security deposits thereunder, the personal property in the stores, merchandise inventory, computer equipment and software used in connection with the operation of Former Ciro, and the agreements between Former Ciro and all of its franchisees. M T&F, using the services of Ciro, subsequently sold off substantially all of the assets purchased from the bankruptcy court, but retained the name and licensing agreements. M T&F transferred these license agreements and trademarks and trade names to Ciro in 1995 as a capital contribution for 1,500 shares of Ciro. Ciro spent approximately one year bringing the license agreements and the various trade marks current. Neither M T&F nor Ciro had any affiliation with Former Ciro.

     Ciro currently collects royalty payments from the licensees and proposes to establish and operate retail fashion jewelry stores in the United States. Ciro has signed a license agreement with J&S Fashions of Boca Raton, Florida, to both manufacture and distribute CIRO named products in Ciro's retail stores, when opened, and independently.

Products and Services of Ciro

     Before filing for protection under federal bankruptcy laws, Former Ciro was a significant retailer of high quality imitation jewelry and cultured and imitation pearls under the name CIRO, Ken Lane, Kenneth Jay Lane, and Daniel Swarovski trade names. The items sold under these names included all types of jewelry set with imitation, man-produced diamonds, imitation pearls, cultured pearls and a wide range of necklaces, rings, brooches, earrings, bracelets, and watches. At December 31, 1993, Former Ciro owned a total of 146 retail stores, of which 47 were in the United States, 75 were in the United Kingdom, 13 were in Germany, 5 in Austria, and 6 in France. At such time Former Ciro employed a total of 623 people at these locations. In addition, it had 14 licensing arrangements. Ciro has serviced the remaining licensees and collected royalty payments therefrom since 1995.

     Ciro presently has licensing arrangements with entities throughout the world, which entities are entitled to use the CIRO trade name in connection with their retail stores, subject to certain quality control requirements enforced by Ciro. The licensees are entitled to open as many stores as they wish within the territory for which their licenses are granted. Each of the license agreements is for an initial term of five years, renewable at the option of Ciro. The following table sets forth (1) the location for which a licensee has rights to open stores; (2) whether the licensee's development rights are exclusive or non-exclusive to the licensee; (3) the total number of stores opened as of October 1, 1997; and (4) the year in which the present license agreement shall expire:

             Exclusive/        Total Stores         License
Location     Non-Exclusive     Open at 10/1/97      Expiration Date
--------     -------------     ---------------      ---------------
Mexico       Exclusive                3             December 1997
Korea        Exclusive                3             December 1999
Russia       Exclusive                5             December 2002
Israel       Exclusive                12            December 2002
USA          Non-exclusive            9             December 1997

Proposed Activities

     Ciro proposes either to use its current cash flow or to seek outside funding to establish and operate retail fashion jewelry stores in the United States using the CIRO name. Ciro intends to sell six principal lines of products: rings, necklaces, bracelets, brooches, watches, and earrings. It is anticipated that such products will range in price from approximately $35 to $15,000, with most products falling within the range of $35 to $250. Ciro intends to sell its products to retail customers for cash or against third party credit cards; the company does not intend to extend credit. Depending upon available funding, Ciro proposes to locate three retail stores during 1998, most likely in the States of New York and Nevada, where management believes interest in such fashion jewelry would be the greatest. Management will seek locations in high-end shopping malls or large hotels.

Markets and Distribution

     Initially, management intends to advertise the retail stores through local advertising and airline magazines. The company also intends to advertise licensing arrangements through national and international jewelry and fashion magazines.

Competition

     The jewelry business is highly competitive, with the competition principally from other independent jewelry stores, department stores, and others operating in leased concession department stores. Many of the potential competitors are considerably larger than Ciro and have considerable greater financial and other resources than Ciro. With respect to any given item of jewelry which Ciro proposes to sell in its retail stores, the price of the company's product will fall between the price of precious jewelry and inexpensive costume jewelry. As a result, Ciro's products will compete to some extent with both categories. However, management believes that the cost differential between its product and precious jewelry on the one hand and the inferior quality of low cost costume jewelry on the other has created a distinct market niche for Ciro. Also, management believes that name recognition will be a positive factor in its competition with other fashion jewelry retail operators.

Seasonality of Business

     The proposed business of Ciro and the current business of the licensees is highly seasonal. Approximately 30% of the revenues are ordinarily earned in the final quarter of the year, primarily during the Christmas season.

Trade Marks

     M T&F originally purchased several trade names and trademarks in the bankruptcy of Former Ciro In 1995 M T&F assigned all of its right, title, and interest in the trade names and trademarks to Ciro, subject to existing license agreements. Set forth below is a list of the trademarks and trade names assigned to Ciro and currently owned by Ciro:

Country          Mark                 Application Number     Registration Number

Bolivia          CIRO                 1361
Chile            CIRO                                        421866
Hungary          CIRO                                        137946
Israel           CIRO                                        80209
                 CIRO                                        80210
                 CIRO in Hebrew                              80058
                 CIRO in Hebrew                              80059
Japan            CIRO                 63006/ 1993
Macao            CIRO                                        11006-M
                 CIRO                 11515-M
Mexico           CIRO                                        416046
                 CIRO                                        421337
Monaco           CIRO                                        9314680
Panama           CIRO (stylized)                             54820
                 CIROLITE                                    54821
Philippines      CIRO                 85612-PN
Portugal         CIRO                 276161
                 CIRO                 280206

Russia           CIRO                 95703549
South Korea      CIRO                                        262281
                 CIRO                                        262282
                 CIRO                                        265017
                 CIRO                                        265158
U.S.A.           CIRO                                        327696
                 CIRO                                        826855
                 CLRO                                        1794011
                 CIRO                                        1668523
                 CIRO (stylized)                             601862
                 CIRO and crown       74/350726
                 CIROLITE                                    949790
                 Crown device         74/350876

Employees

     As of October 1, 1997, Ciro had 3 employees. During the calendar year 1998, Ciro anticipates hiring an additional six employees for the proposed three retail stores.

Facilities

     Ciro rents on a month-to-month basis approximately 1,000 square feet of office space from M T&F in New York City, New York. Monthly rental payments for the space are $2,000.

                             SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements of Ciro incorporated herein by reference.

                          For the Period Ended  For the Years Ended December 31,
                          June 30, 1997            1996            1995
                          -------------            ----            ----
Operating Data:
   Total Revenues         $ 105,868             $ 262,975       $ 253,520
   Operating Costs          121,814               262,587         212,838
   Income (loss) before
        income taxes        (15,946)                3,846           9,001
   Net Income (Loss)        (18,201)               (1,461)          4,939

Balance Sheet Data:
   Current assets         $  22,427             $  30,672       $  16,669
   Other assets             340,944               352,277         363,332
   Working Capital           15,333                22,201          12,607
   Total assets             363,371               382,949         380,001
   Current liabilities        7,094                 8,471           4,062
   Stockholders' equity     356,277               374,478         375,939

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Results of Operations

     Comparison of Years Ended December31, 1996, and December31, 1995; June 30, 1997

     Revenues from royalty income for the year 1996 increased to $262,975 from royalty income of $253,520 in 1995. However, merchandise sales decreased to $3,076 compared with sales of $29,950 in 1995, offset by the cost of merchandise in 1995 at $50,623 and no such cost in 1996. Income from operations increased from ($9,941) in 1995 to $388 in 1996, due largely to the decrease in the cost of merchandise. Other income (expenses) decreased from $18,942 in 1995 compared to $3,846 in 1996, based upon the eliminations of commission income, a reduction in interest income and other income, and a one-time gain on the sale of stock in 1995. In 1996, the company had no interest expense or interest income as compared to interest income (net of interest expense) of $1,263 in 1995. Income before taxes for 1996 was $3,846, compared to $9,001 for 1995. Net income for 1996 was ($1,461) compared to $4,939 for 1995.

     Revenues from royalty income for the first six months of 1997 were $105,868, while selling, general and administrative expenses were $121,814. Income from operations for such period was ($15,946), which if such trend continues throughout the remainder of the year would be a substantial decrease in operating income from the prior two years, due primarily to a decrease in revenues. Income before taxes was $2,255, which if the trend continues throughout the remainder of the year will be greater than in the prior two years. Net loss for the first six months of 1997 was ($18,201).

Liquidity

     During the first six months of 1997, and during 1996 and 1995, Ciro has had positive working capital. Working capital at the end of 1995 was $12,607 as compared to $22,201 at the end of 1996. At June 30, 1997, working capital was $15,333.

Capital Resources and Requirements

     Ciro currently has no material commitments for capital expenditures. However, the company intends to open several retail fashion jewelry during 1998. The opening of such stores and their operation will require capital commitments by the company which Ciro intends to finance through funds generated internally or through the sale of shares of common stock.

                                   MANAGEMENT

Executive Officers and Directors

     The following persons are the current  executive  officers and directors of
Ciro:

Name                   Age     Position                      Director Since
----                   ---     --------                      --------------
Murray A. Wilson       59      President, CEO & Director     1994
Laszlo Schwartz        54      Vice-President & Secretary    --

     If the merger between Mid-Way Acquisitions and Ciro is completed, Murray A. Wilson and Laszlo Schwartz will become the sole officers, and Mr. Wilson will be the sole director, of Mid-Way and Mid-Way Acquisitions.

     MURRAY A. WILSON, has been the president and chief operating officer of Merchants T&F, Inc. since 1990. Also, since 1994 he has been the president of Grossingers Trademark. In June 1989 Mr. Wilson was found guilty in federal court of conspiracy to commit mail and wire fraud in Las Vegas, Nevada. In 1991 Mr. Wilson pleaded guilty in New York to a Class E Felony.

     LASZLO SCHWARTZ. has been the vice-president of Merchants T&F, Inc. since 1992. From 1995 to the present he has been the president of Campagnola Holdings and 128 Ecco Holdings Corp.

Executive Compensation

     No compensation has been awarded to, earned by, or paid to the named executive officers of Ciro since inception for services rendered in any capacity to Ciro or its subsidiaries. However, as the sole shareholder of Merchants T&F, Inc., Mr. Wilson has received substantial revenues from Ciro. See "Certain Relationships and Related Transactions."

     Ciro has no employment contracts with any officer or employee of the company.

Certain Relationships and Related Transactions

     Murray A. Wilson is the sole shareholder of Merchants T&F, Inc. (M T&F), the former parent of Ciro. During 1995 M T&F assigned to Ciro the various rights to the trade name CIRO which M T&F purchased in the bankruptcy. The value assigned to the rights to the trade name was $370,000 which was the capital contribution of M T&F for the 1,500 shares of Ciro issued to M T&F.

     Effective February 3, 1995, Ciro entered into a consignment agreement with M T&F in which Ciro agreed to sell for M T&F the hard assets acquired by M T&F in the bankruptcy proceeding involving Former Ciro. Ciro was paid a commission of 90% of the selling price of such assets. The agreement terminated on February 22, 1997. This agreement was not entered into in an arms' length transaction and although management believes the terms were fair, no independent determination of fairness was obtained.

     During the years ended December 31, 1996 and 1995, Ciro paid to M T&F management fees of $169,875 and $112,579, respectively. This arrangement was not entered into in an arms' length transaction and although management believes the terms were fair, no independent determination of fairness was obtained.

     Effective August 1, 1997 M T&F entered into a one year consulting agreement with Ciro. As compensation under such agreement, Ciro has agreed to pay M T&F the greater of $5,000 per month or 20% of the gross royalty income. In return, M T&F will provide management and organization services on a part-time basis. This agreement was not entered into in an arms' length transaction and although management believes the terms are fair, no independent determination of fairness has been obtained.

     Ciro has entered into a sublease agreement with M T&F for the office space presently utilized by Ciro. Management believes that the rent for such sublease is within comparable rates in the area.

                                LEGAL PROCEEDINGS

     Neither Ciro nor any of its properties, is a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. Management of Ciro does not believe that there are any material proceedings to which any director, officer, or affiliate of the company, any owner of record of beneficially or more than five percent of the Common Stock of Ciro, or any associate of any such director, officer, affiliate of the company, or security holder is a party adverse to Ciro or has a material interest adverse to Ciro.

                             ADDITIONAL INFORMATION

     Should any shareholder of Mid-Way desire any additional information regarding Ciro's products or wish to review any of the underlying documents referred to herein, they may do so by requesting such material from Murray A. Wilson, who can be reached at Ciro by telephone at (212) 481-1322, or by mail at 445 Fifth Avenue, 11th Floor, New York, NY 10016. All such requests will be accommodated during normal business hours.

                          CHANGE OF DOMICILE OF MID-WAY
                             TO THE STATE OF NEVADA

General

     The majority shareholders of Mid-Way and the sole shareholder of Ciro have approved a proposal to change the state of incorporation of Mid-Way from the State of Florida to the State of Nevada. This change in the state of incorporation will be effected pursuant to the Plan and Agreement of Merger (the "Domicile Change Merger Agreement"). A copy of the Domicile Change Merger Document is attached hereto as Appendix "B" and the following discussion is qualified in its entirety by reference to the Domicile Change Merger Agreement. Under the Domicile Change Merger Agreement, Mid-Way will merge into a Nevada corporation which will be organized for this purpose (hereinafter the "Nevada Corporation" or the "Surviving Corporation"). Except as set forth herein, the merger will not involve any change in current business, management, location, policies or properties of Mid-Way, and the Surviving Corporation will be essentially the same enterprise as Mid-Way except for the change in the state of incorporation and the other matters set forth in this Memorandum/Information Statement in connection with the Merger.

     With the change of domicile, the Articles of Incorporation of the Surviving Corporation will become the Articles of Incorporation of Mid-Way. The Articles of Incorporation of the Nevada Company are attached hereto in Appendix" C."

Reasons for the Change of Domicile

     It is the opinion of the Board of Directors in general that the corporation law of the State of Nevada allows greater latitude for the functions of Mid-Way.

Certain Federal Income Tax Consequences

     Management of Mid-Way believes that under present federal income tax laws no gain or loss will be recognized to Mid-Way, the Nevada Corporation, the holders of common stock or to the shareholders who do not exercise their statutory rights as dissenting shareholders, as explained herein. However, those shareholders who do exercise their statutory rights will recognize a gain or loss for federal income tax purposes. The effect of state tax laws upon shareholders may vary from state to state. Accordingly, such persons are urged to consult with their personal financial advisers or legal counsel.

                DESCRIPTION OF THE CHANGE OF DOMICILE TRANSACTION

General

     The Domicile Change Merger Agreement provides that at the time the merger becomes effective, Mid-Way will be merged with and into the Nevada Corporation, which will be the surviving corporation, and the separate existence of Mid-Way as a Florida corporation will cease. Thereupon the Surviving Corporation will possess all the rights, property and assets of Mid-Way and will assume and be subject to all of its debts, liabilities and obligations. On the effective date, the former shareholders of Mid-Way, including the shareholder of Ciro, will become shareholders of the Surviving Corporation and the presently issued and outstanding stock of the Surviving Corporation, all of which is owned by Mid-Way, will be canceled.

     The corporation into which Mid-Way is proposed to merge will be incorporated under the laws of Nevada and the Articles of Incorporation and Bylaws of the surviving corporation will be the Articles of Incorporation of the Surviving Corporation after the effective date. The Articles of Incorporation of the Nevada Corporation are attached to this Information Statement as Appendix "C."

Effect on Securities of Mid-Way

     The Domicile Change Merger Agreement provides that each issued and outstanding share of common stock of Mid-Way will, upon and after the effective date of merger, automatically be converted into and become one of the issued and outstanding shares of common stock of the Nevada Corporation. It will not be necessary for the shareholders of Mid-Way to submit the certificates representing shares of the common stock of Mid-Way for cancellation. As a result of the change of domicile each certificate then will represent shares of the Nevada Corporation and should be preserved for that purpose until a new certificate is issued. Each share of stock of the Surviving Corporation following the effective date of merger will be owned subject to the same rights, conditions, and qualifications as the shares now owned.

Rights of Dissenting Stockholders

     Under Sections 607.1301 et seq. of the Florida Business Corporation Act, any stockholder who, within 20 days of the mailing of this Memorandum/Proxy Statement to him, files with Mid-Way a notice of his election to demand payment for shares, shall receive the estimated fair cash value of his shares as set forth in such sections. Such notice must include his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any stockholder who fails to file such election to dissent within such 20 day period shall be deemed to have assented to the merger or to have waived such dissenters rights. The appraisal rights described herein are more fully set forth in Appendix "D" hereto, which appendix includes copies of Sections 607.1301,607.1302, and 607.1320 of the Florida Business Corporation Act.

                          MATERIAL DIFFERENCES BETWEEN
                      THE STATE LAWS OF FLORIDA AND NEVADA

General

     The following is a summary of material differences in state corporate law between the states of Florida and Nevada, with special emphasis on how those differences affect shareholder rights. "NRS" refers to the Nevada Revised Statutes, for references to Nevada law, while "FBCA" refers to the Florida Business Corporation Act, for references to Florida law.

Shareholders' Meetings

     Call. Pursuant to Section 607.0702 of the FBCA, special meetings of the shareholders may be called by the board of directors or the person or persons authorized by the articles of incorporation or bylaws, or by the holders of shares representing at least 10% of all votes entitled to be cast on a particular issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation. No such comparable provisions exists within the NRS. However, the bylaws of the Surviving Corporation are proposed to provide that special meetings of the shareholders may be called by shareholders owning at least 10% of the outstanding shares.

     Proxies. Section 78.355 of the NRS provides that no proxy shall be valid after the expiration of six months, or, if coupled with an interest, for more than seven years from the date of its execution. Section 607.0722 of the FBCA provides that no proxy shall be valid after eleven months, unless a longer period is expressly provided.

     Action Without a Meeting. Generally, under Section 78.320 of the NRS, any action by a majority of the voting power of the corporation is sufficient to take such action without a meeting. Under Section 607.0704 of the FBCA, action may be taken by shareholders without a meeting if such action is taken by shareholders having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting.

     Court-Ordered Meetings. Section 607.0703 of the FBCA provides that any shareholder may demand an annual meeting of the shareholders be called if no such meeting has been held within thirteen months after the last annual meeting.
Section 78.345 of the NRS provides that a majority of the voting power may demand that an annual meeting be called if the corporation shall fail to hold an annual meeting within six months after the time designated therefor.

Number of Directors

     Both Section 607.0803 of the FBCA and Section 78.115 of the NRS permit a corporation to have only one director.

Election and Removal of Directors

     In both Florida and Nevada, election of directors by the shareholders is substantially similar. Cumulative voting is generally allowed in both states. In both Florida and Nevada the articles of incorporation or an amendment thereto must specifically provide for cumulative voting. Shareholders of Nevada corporations registered under the Securities Act of 1933 must give notice to the corporation in advance that a shareholder wishes to cumulate votes (NRS Section 78.360). Removal of directors in both states is also similar. In Florida shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may only be removed for cause (FBCA Section 607.0808). In Nevada, however, shareholders representing two-thirds or more of the voting stock are generally required to remove a director from office (NRS Section 78.33 5).

Amendments to the Articles of Incorporation

     In general, unless the articles of incorporation provide otherwise, most amendments must be approved by the shareholders of corporations in both Florida and Nevada. Florida provides for certain limited cases where the directors may amend the articles, but these deal mostly with unissued shares, deleting certain historical information, and changing the name of the company to add a corporate designation (FBCA Section 607.1002). Otherwise though, most amendments must be approved by a majority vote of the outstanding shares (FBCA Section 607.1003). In Nevada, directors have fewer capabilities to amend the articles. Likewise, Nevada corporate articles may be amended by a simple majority of the shareholders (NRS Section 78.390).

Shareholders' Rights to Inspect Financial Records

     Florida corporate law provides that every shareholder has a right to inspect the corporation's articles of incorporation, bylaws, minutes, its most recent annual report, and other records during reasonable business hours upon written notice delivered five days prior to the requested inspection (FBCA
Section 607.1602). In Nevada, shareholders of at least fifteen percent of the issued and outstanding shares may inspect the financial records of the company upon providing five days' written notice to the corporation (NRS Section 78.257).

Preemptive Rights

     Under Nevada corporate law, except to the extent limited or denied by the articles of incorporation, shareholders have certain preemptive rights to purchase a corporation's unissued shares (NRS Section 78.265). In Florida, shareholders do not have preemptive rights unless the articles of incorporation specifically state that such rights (FBCA Section 607.0630).

Dissenters' Rights

     Both Florida and Nevada provide certain dissenters' rights to protect minority shareholders. In general, these dissenters' rights give shareholders the right to receive fair compensation from the corporation for their shares in the event that the corporation does certain acts with which the shareholders do not agree. In Florida shareholders generally have dissenters' rights when the corporation is involved in a merger or share exchange with another corporation, or when the corporation, or a corporation controlled by such corporation, sells or disposes of all or substantially all of its property (FBCA Section 607.1302). In Nevada shareholders generally have dissenters' rights to receive payment for the fair value of their shares when the corporation merges into or consolidates with another corporation (NRS Section 78.505).

Shareholders' Approval of Mergers and Acquisitions

     Nevada law requires majority shareholder approval for an acquisition of a controlling interest in the Nevada corporation before the shares issued in such transaction may be voted by the acquiring party (NRS Sections 78.3 78 et seq.). Florida has a similar provision (FBCA Section 607.0902).

                             INDEPENDENT ACCOUNTANTS

     The financial statements of Ciro Jewelry, Inc. for the years ended December31, 1996 and 1995, have been audited by Lazar, Levine & Company, P.C., Certified Public Accountants, New York, New York, as set forth in their report incorporated by reference herein.

     The financial statements of Mid-Way Medical and Diagnostic Center, Inc. for the period ended March 31, 1997, and the years ended December31, 1996 and 1995, have been audited by Barry L. Friedman, P.C., Certified Public Accountant, Las Vegas, Nevada, as set forth in their report incorporated by reference herein.

                             ADDITIONAL INFORMATION

     The following is a list of exhibits to this Memorandum/Information Statement which are not attached hereto but which will be provided to any shareholder of Ciro ro Mid-Way, upon written request, at any time prior to the closing of the Merger Agreement:

          1. Articles of Incorporation of Mid-Way Medical and Diagnostic Center, Inc.

          2.   Current Bylaws of Mid-Way Medical and Diagnostic Center, Inc.

          3. Form of stock certificate of Mid-Way Medical and Diagnostic Center, Inc.

          4.   Articles of Incorporation of Ciro Jewelry, Inc.

          5.   Current Bylaws of Ciro Jewelry, Inc.

          6.   Trademark and Trade Name Registrations of Ciro Jewelry, Inc.

          7. Agreement dated February 3, 1995, between Merchants T&F and Ciro Jewelry, Inc. transferring the trademarks, trade names, and license agreements to Ciro

          8.   Ciro Jewelry, Inc. office lease

          9. Consulting Agreement dated August 1, 1997, by and between Ciro Jewelry, Inc. and Merchants T&F

          10.  Legal opinion re issuance of shares

          11.  Tax opinion

                              FINANCIAL STATEMENTS

     The following financial statements of Ciro, Mid-Way, and the companies combined on a pro forma basis, are attached hereto and incorporated herein.

Ciro

Report of Auditors
Balance Sheets at June 30, 1997 (unaudited) and December 31, 1996 and 1995 Statements of Income for the Six Months Ended June 30, 1997 (unaudited) and the
 Years Ended December 31, 1996 and 1995
Statements  of  Retained  Earnings  for the  Six  Months  ended  June  30,  1997
 (unaudited) and the Years Ended December 31, 1996 and 1995
Statements of Cash Flows for the Six Months Ended June 30, 1997  (unaudited) and the Years Ended December 31, 1996 and 1995
Notes to Financial Statements

Mid-Way

Report of Auditors
Balance Sheets at March 31, 1997, and December 31, 1996 and 1995
Statements  of  Operations  for the Three Months  Ended March 31, 1997,  and the
 Years Ended December 31, 1996, 1995, and 1994, and the Period from Inception to June 30, 1997
Statement of Changes in  Stockholders'  Equity for the Period from  Inception to
 June 30, 1997
Statements  of Cash Flows for the Three  Months  Ended March 31,  1997,  and the
 Years Ended December31, 1996, 1995, and 1994, and the Period from Inception to June 30, 1997
Notes to Financial Statements

Pro Forma  Consolidated  Statements of Operations  for the Period Ended June 30,
1997
Pro Forma Consolidated Statements of Operations for the Year Ended December
31, 1996
Pro Forma Consolidated Statements of Operations for the Year Ended December31, 1995
Pro Forma Consolidated Balance Sheets for the Period Ended June
30, 1997
Pro Forma  Consolidated  Balance Sheets for the Year Ended December 31,
1996
Pro Forma Consolidated Balance Sheets for the Year Ended December 31, 1995

                                    EXHIBITS

     Attached hereto and incorporated herein are the following exhibits:

          Appendix "A" Agreement and Plan of Reorganization
          Appendix "B" Plan and Agreement of Merger (Change of Domicile) Appendix "C" Surviving Company Articles of Incorporation Appendix "D" Dissenters' Rights (Florida)

                               CIRO JEWELRY, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995




                          Lazar, Levine & Company LLP
                          Certified Public Accountants

                               CIRO JEWELRY, INC.
                  FOR THE YEARS ENDED DECEMBER 31.1996 AND 1995

                                  - CONTENTS -

                                                                   Pages(s)
                                                                   --------
Independent Auditors' Report                                          1.

Financial Statements:

    Balance Sheets                                                    2.

    Statements of Income                                              3.

    Statements of Retained Earnings                                   4.

    Statements of Cash Flows                                          5.

Notes to Financial Statements                                       6. - 8.

                           Lazar, Levine & Company LLP
                          Certified public Accountants

                           Lazar, Levine & Company LLP
                          Certified Public Accountants

Melvin F. Lazar CPA                               350 Fifth Avenue - Suite 6820
Neal J. Weisbrod, CPA                             New York, NY 10178-0170
Henry B. Guberman, CPA                                 (212) 736.1900
Amiram (Kiki) Bielory, CPA                        Fax: (212) 629-3219
Ted M. Felix, CPA
Barry J. Schreiber, CPA
Michael Dinkes, CPA

                          INDEPENDENT AUDITORS' REPORT

To The Shareholders                                           4 Becker Farm Road
Ciro Jewelry, Inc.                                            Roseland, NJ 07069
New York, New York                                                (201) 533-1040
                                                             Fax: (201) 535-1603

We have audited the balance sheets of Ciro Jewelry, Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements, referred to above, present fairly, the financial position of Ciro Jewelry, Inc. as of December 31,1996 and 1995 and the results of the operations and the cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                         /s/ Lazar, Levine & Company LLP
                                         -------------------------------
                                         Lazar, Levine & Company LLP

New York, New York
July 15, 1997
except as to note 6 which is
dated September 5, 1997

                               CIRO JEWELRY, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                   - ASSETS -

                                                                    1996       1995
                                                                  --------    --------
CURRENT ASSETS:
    Cash                                                          $    292    $    870
    Accounts receivable (Note 2e)                                   30,380      15,799
                                                                  --------    --------

TOTAL CURRENT ASSETS                                                30,672      16,669
                                                                  --------    --------

OTHER ASSETS:                                                       31,611      17,999
    Loans receivable - shareholder's (Note 4)                      320,666     345,333
                                                                  --------    --------
    Trademarks, net of accumulated amortization (Note 2c)          352,277     363,332
                                                                  --------    --------

                                                                  $382,949    $380,001
                                                                  ========    ========

                      LIABILITIES AND Shareholder's EQUITY

CURRENT LIABILITIES:
    Accounts payable                                              $  8,471    $  4,062
                                                                  --------    --------

TOTAL CURRENT LIABILITIES                                         $  8,471    $  4,062
                                                                  --------    --------

SHAREHOLDERS' EQUITY:
    Common stock - no par value, 1,500 shares authorized,
     1,500 shares issued and outstanding                             1,000       1,000
    Additional paid-in capital                                     370,000     370,000
    Retained earnings                                                3,478       4,939
                                                                  --------    --------
TOTAL SHAREHOLDERS' EQUITY                                         374,478     375,939
                                                                  --------    --------

                                                                  $382,949    $380,001
                                                                  ========    ========


   The accompanying notes are an integral part of these financial statements.


                           Lazar, Levine & Company LLP
                          Certified Public Accountants
                                                                         Page 2.

                               CIRO JEWELRY, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                              1996          1995
                                                            ---------    ---------
REVENUES:
    Royalty income                                          $ 259,899    $ 223,570
    Merchandise sales                                           3,076       29,950
                                                            ---------    ---------
TOTAL REVENUES                                                262,975      253,520
                                                            ---------    ---------

OPERATING COSTS:
    Cost of merchandise                                          --         50,623
    Selling, general and administrative expenses (Note 4)     262,587      212,838
                                                            ---------    ---------
                                                              262,587      263,461
                                                            ---------    ---------
INCOME (LOSS) FROM OPERATIONS                                     388       (9,941)
                                                            ---------    ---------

OTHER INCOME (EXPENSE):
    Commission income                                            --          4,388
    Interest income                                              --          6,963
    Other income                                                3,458        7,458
    Interest expense                                             --         (5,700)
    Gain on sale of stock                                        --          5,833
                                                            ---------    ---------
                                                                3,458       18,942
                                                            ---------    ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                        3,846        9,001

 Provision for income taxes (Note 2b)                           5,307        4,062
                                                            ---------    ---------

NET INCOME (LOSS)                                           $  (1,461)   $   4,939
                                                            =========    =========



   The accompanying notes are an integral part of these financial statements.



                           Lazar, Levine & Company LLP
                           Certified Public Accountants

                                                                         Page 3.

                               CIRO JEWELRY, INC.
                         STATEMENTS OF RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                           1996            1995
                                                           ----            ----

RETAINED EARNINGS, AT BEGINNING OF YEAR                   $ 4,939        $  --

  Add: Net income (loss)                                   (1,461)         4,939
                                                          -------        -------

RETAINED EARNINGS, AT END OF YEAR                         $ 3,478        $ 4,939
                                                          =======        =======




   The accompanying notes are an integral part of these financial statements.



                           Lazar, Levine & Company LLP
                           Certified Public Accountants

                                                                         Page 4.

                               CIRO JEWELRY, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                 1996          1995
                                                                 ----          ----
INCREASE (DECREASE) IN CASH:

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                            $  (1,461)   $   4,939
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                 24,667       24,667
 Changes in assets and liabilities:
  (Increase) in accounts receivable                             (14,581)     (15,799)
  Increase in accounts payable                                    4,409        4,062
                                                              ---------    ---------
  Net cash provided by operating activities                      13,034       17,869
                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Loans to shareholder's                                      (13,612)     (17,999)
                                                              ---------    ---------
    Net cash used by investing activities                       (13,612)     (17,999)
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                         --          1,000
                                                              ---------    ---------
    Net cash provided by financing activities                      --          1,000
                                                              ---------    ---------

NET (DECREASE) INCREASE IN CASH                                    (578)         870

    Cash, at beginning of year                                      870         --
                                                              ---------    ---------

 CASH, AT END OF YEAR                                         $     292    $     870
                                                              =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
    Income taxes                                              $     830    $    --
    Interest                                                       --          5,700

NON-CASH TRANSACTIONS:
Contribution of trademarks from parent company                             $ 370,000




   The accompanying notes are an integral part of these financial statements.



                           Lazar, Levine & Company LLP
                           Certified Public Accountants
                                                                         Page 5.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



NOTE 1  - NATURE OF BUSINESS:

          The Company owns a trademark for the "Ciro" jewelry name in the following countries: Bolivia, Chile, Hungary, Israel, Japan, Macao, Mexico, Monaco, Panama, Philippines, Portugal, South Korea, Russia and the United States. The Company licenses its trademark and receives royalties from the licensees. The Company is a wholly-owned subsidiary of Merchants T & F, Inc.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Income Taxes:

          The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires use of the asset and liability approach of providing for income taxes. The implementation of this standard had no material effect on the financial statements of the Company. The Company files a consolidated federal income tax return with its parent. Federal income taxes have been computed based upon the Company's proportionate share of the consolidated total. State and local taxes have been computed on a stand-alone basis since the Company does not file consolidated state and local returns. The provision for income taxes includes certain local taxes based upon measures other than income.

     (c)  Trademarks:
P
          Trademarks are being amortized over a 15 year period.

                           Lazar, Levine & Company LLP
                           Certified Public Accountants
                                                                         Page 6.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (4)  Cash Equivalents:

          The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     (e)  Accounts Receivable:

          Based upon past collection history, management believes that no allowance for doubtful accounts is required as of December 31, 1996.


NOTE 3 - ACQUISITION AND SALE:

          During February 1995, the Company's parent transferred to the Company as a capital contribution the trademarks and related licenses to the "Ciro" name that it had acquired. The transfer was accounted for at the parent's allocated cost of $370,000 when it purchased these assets from the trustee in Bankruptcy.


NOTE 4 - RELATED PARTY TRANSACTIONS:

          Loans receivable - shareholder's are non-interest bearing and have no formal repayment terms.

          A management fee of $169,875 and $112,579 was paid in 1996 and 1995, respectively to the Company's parent.

          The Company leases its office facilities from its parent company. During the years ended December 31, 1996 and 1995, rent of $24,000 for each year was charged to operations. The lease is effective to December 31, 2001.




                           Lazar, Levine & Company LLP
                          Certified Public Accountants
                                                                         Page 7.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 5 - SUBSEQUENT EVENT:

          As of August 1, 1997, a consulting agreement was entered into between the Company and its parent company. The agreement is for one year whereby the Company will pay the greater of $5,000 per month or 20% of the gross royalty income it earns to its parent, who will provide management consulting services.









                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 8.

                               CIRO JEWELRY, INC.

                      FINANCIAL STATEMENTS AND ACCOUNTANTS'
                               COMPILATION REPORT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997






                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                               CIRO JEWELRY, INC.
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                  - CONTENTS -

                                                                         Page(s)
                                                                         -------


Accountants' Compilation Report                                            1.


Financial Statements:

  Balance Sheet                                                            2.

  Statement of Income                                                      3.

  Statement of Retained Earnings                                           4.

  Statement of Cash Flows                                                  5.






                          Lazar, Levine & Company LLP
                          Certified Public Accountants

                           Lazar, Levine & Company LLP
                          Certified Public Accountants


Melvin F. Lazar, CPA                               350 Fifth Avenue - Suite 6820
Neal J. Weisbrod, CPA                                    New York, NY 10118-0170
Herny B. Guberman, CPA                                            (212) 736-1900
Amiram (Kiki) Bielory, CPA                                    Fax (212) 629-3219
Ted M. Felix, CPA
Barry J. Schreiber, CPA
Michael Dinkes, CPA
                                                              4 Becker Farm Road
                                                              Roseland, NJ 07068
                                                                  (201) 533-1040
                                                              Fax (201) 535-1603


                         ACCOUNTANTS' COMPILATION REPORT

To The Shareholders
Ciro Jewelry, Inc.
New York, New York


We have compiled the accompanying balance sheet of Ciro Jewelry, Inc. as of June 30, 1997 and the related statements of income and retained earnings and cash flows for the six months ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.




                                                 /s/ Lazar, Levine & Company LLP
                                                 -------------------------------
                                                     LAZAR, LEVINE & COMPANY LLP


New York, New York
July 15, 1997

                               CIRO JEWELRY, INC.
                                 BALANCE SHEET
                              AS OF JUNE 30, 1997
                     (See Accountants' Compilation Report)


                                    -ASSETS-


CURRENT ASSETS:
    Cash                                                               $   2,572
    Accounts receivable                                                   19,855
                                                                       ---------
TOTAL CURRENT ASSETS                                                      22,427

OTHER ASSETS:
    Loans receivable - shareholder's                      $  32,611
     Trademarks, net of accumulated amortization            308,333      340,944
                                                          ----------    --------

                                                                       $ 363,371
                                                                       =========


                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
    Accounts payable                                                   $   7,094
                                                                       ---------

TOTAL CURRENT LIABILITIES                                                  7,094

SHAREHOLDERS' EQUITY:
    Common stock                                          $   1,000
    Additional paid-in capital                              370,000
    Retained (deficit)                                      (14,723)     356,277
                                                          ---------     --------


                                                                       $ 363,371
                                                                       =========



                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 2.

                               CIRO JEWELRY, INC.
                               STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      (See Accountants' Compilation Report)


REVENUES - ROYALTY INCOME                                             $ 1O5,868

 Selling, general and administrative expenses                           121,814
                                                                      ---------
OPERATING LOSS                                                          (15,946)

 Income taxes                                                             2,255
                                                                      ---------

NET LOSS                                                              $ (18,201)
                                                                      ==========




                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 3.

                               CIRO JEWELRY, INC.
                         STATEMENT OF RETAINED EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      (See Accountants' Compilation Report)



RETAINED EARNINGS, AT BEGINNING OF YEAR                               $   3,478

  Add:  net loss                                                        (18,201)
                                                                      ---------

RETAINED DEFICIT, AT END OF PERIOD                                    $ (14,723)
                                                                      =========

                          Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 4.

                               CIRO JEWELRY, INC.
                             STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      (See Accountants' Compilation Report)





 INCREASE (DECREASE) IN CASH:
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                           $(18,201)
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                      12,333
   Changes in assets and liabilities:
     Decrease in accounts receivab1e                                                    10,525
     Decrease in accounts payable                                                       (1,377)
                                                                                      --------
     Net cash provided by operating activities                                           3,280
                                                                                      --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Loans to shareholder's                                                               (1,000)
                                                                                      --------
   Net cash used by investing activities                                                (1,000)
                                                                                      --------


NET INCREASE IN CASH                                                                     2,280

     Cash, at beginning of year                                                            292
                                                                                      --------
 CASH, AT END OF PERIOD                                                               $  2,572
                                                                                      ========

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Income taxes                                                                     $ 10,136


                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 5.

                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS
                                 March 31, 1997
                                December 31, 1996
                                December 31, 1995

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITORS' REPORT ............................................... 1

BALANCE SHEET .............................................................. 2

STATEMENT OF OPERATIONS .................................................... 3

STATEMENT OF STOCKHOLDERS' EQUITY .......................................... 4

STATEMENT OF CASH FLOWS .................................................... 5

NOTES TO FINANCIAL STATEMENTS .............................................6-7

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant


1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


                          INDEPENDENT AUDITORS' REPORT


Board Of Directors                                                 April 2, 1997
Mid-Way Medical and Diagnostic Center, Inc.
Miami, Florida

     I have audited the Balance Sheets of Mid-Way Medical and Diagnostic Center, Inc., (A Development Stage Company), as of March 31, 1997, December 31, 1996, and December 31, 1995, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period January 1, 1997, thru March 31, 1997, and the two years ended December 31, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonab1e assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as eva1uating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-Way Medical and Diagnostic Center, Inc., at March 31, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and cash flows for the period January 1, 1997 thru March 31, 1997 and the two years ended December 31, 1996, and December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant

                      Mid-Way Medical and Diagnostic, Inc.
                          (A Development Stage Company)


                                 BALANCE SHEET

                                     ASSETS
                                                             March            December         December
                                                             31, 1997         31, 1996         31, 1995
                                                             --------         --------         ---------
CURRENT ASSETS:

    Cash                                                     $     0           $     0         $      0
                                                             -------           --------        --------

     TOTAL CURRENT ASSETS                                    $     0           $     0         $      0
                                                             -------           --------        --------

OTHER ASSETS:

    Other Assets                                             $     0           $     0         $      0
                                                             -------           --------        --------

     TOTAL OTHER ASSETS                                      $     0           $     0         $      0
                                                             -------           --------        --------

    TOTAL ASSETS                                             $     0           $     0         $      0
                                                             =======           =======         ========





                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts Payable                                      $     0           $     0         $      0
                                                            -------           --------        --------
     TOTAL CURRENT LIABILITIES                              $     0           $     0         $      0
                                                            -------           --------        --------

STOCKOLDERS' EQUITY:
 Common stock, $1.00 par value,
 authorized 100 shares: issued
 and outstanding at
 December 31, 1995- 100 shares                                                                $    100
 Common stock, $0.001 par value;
 authorized 50,000,000 shares
 issued and outstanding at
 December 31, 1996- 1,000,000 shs                                             $ 1,000
 March 31, 1997- 1,000,000 shs                              $ 1,000

 Additional paid-in capital                                   2,000             2,000            2,900

Deficit accumulated during
deve1opment stage                                            -3,000            -3.000           -3,000
                                                            -------           --------        --------

     TOTAL STOCKHOLDER'S EQUITY                             $     0           $     0         $      0
                                                            -------           --------        --------
   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                     $     0           $     0         $      0


                                                            =======           ========        ========


                 See accompanying notes to financial statements.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS

                                        Jan. 1         Jan. 1          Jan. 1          Jun. 14, 1990
                                          to             to              to             (inception)
                                        Mar. 31        Dec. 31         Dec. 31          to  Mar. 31
                                         1997            1996           1995               1997
                                        -------        -------         -------         -------------
INCOME:

     Sales                              $     0        $     0         $     0           $      0
                                        -------        -------         -------           --------
      TOTAL INCOME                      $     0        $     0         $     0           $      0
                                        -------        -------         -------           --------
EXPENSES:

     General and
     administrative                     $     0        $     0         $     0           $  3,000
                                        -------        -------         -------           --------

     TOTAL EXPENSES                     $     0        $     0         $     0           $  3,000
                                        -------        -------         -------           --------

    NET PROFIT LOSS(-)                  $     0        $     0         $     0           $ -3,000
                                        =======        =======         =======           ========



     NET PROFIT OR
     LOSS(-) PER SHARE                  $ .0000        $ .0000         $ .0000           $ -.0376
                                        =======        =======         =======           ========


     AVERAGE NUMBER OF
     SHARES OF COMMON
     STOCK OUTSTANDING                 1000,000       1000,000        1000,000           $ 79,802
                                       ========       ========        ========           ========


                 See accompanying notes to financial statements.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A Development Stage Company)
                                 March 31, 1997


                       STATEMENT OF STOCKHOLDERS' EQUITY
                       ---------------------------------

                                                                                              Deficit
                                                                                             accumulated
                                                                         Additional            during
                                       Common Stock                       paid-in             development
                                    Shares      Amount                    capital               stage
                                  ----------  ---------                 -----------          ------------
Balance,
December 31, 1993                        100  $     100                 $     2,900          $     -3,000

Net loss year ended
December 31, 1994                                                                                       0
                                  ----------  ---------                 -----------          ------------

Balance,
December 31, 1994                        100  $     100                 $     2,900          $     -3,000

Net loss year ended
December 31, 1995                                                                                       0
                                  ----------  ---------                 -----------          ------------

Balance,
December 31, 1995                        100  $     100                 $     2,900          $     -3,000

On Sept. 16, 1996
changed par value
from $1.00 to $0.001                             -  100                      +  100

On Sept. 16, 1996
forward stock split
10,000:1                             999,900     +1,000                      -1,000

Net loss year ended
December 31, 1996                                                                                       0
                                  ----------  ---------                 -----------          ------------

Balance,
December 31, 1996                 1,000,000   $   1,000                 $     2,000          $    -3,000

Net loss Jan. 1,
1997 to Mar. 31,
1997                                                                                                    0
                                  ----------  ---------                 -----------          ------------

Balance,
March 31, 1997                    1,000,000   $   1,000                 $     2,000          $    -3,000
                                  ==========  =========                 ===========          ===========


                See accompanying notes to financial statements:.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS

                                      Jan. 1           Jan. 1           Jan. 1          Jun. 14, 1990
                                        to               to               to             (inception)
                                      Mar. 31         Dec. 31           Dec. 31           to Mar. 31
                                        1997           1996              1995               1997
                                   -----------       ----------        ---------        --------------
Cash Flows from
Operating Activities
    Net Profit/Loss(-)              $       0        $        0        $       0         $      -3,000

Cash Flows from
Financing Activities
Issuance of common
stock                                                                                           +3,000
                                    ---------        ----------        ----------         -------------

Net increase in
cash                                $       0        $        0        $       0         $           0

Cash, beginning of
period                                      0                 0                0                     0
                                    ---------        ----------        ----------         -------------

Cash, end of period                 $       0        $        0        $       0           $         0
                                    =========        ==========        ==========          ============


                See accompanying notes to financial statements.

                  Mid-Way Medical and Diagnostic Center, Inc.
                         ( A DEVELOPMENT STAGE COMPANY)
            March 31, 1997, December 31, 1996 and December 31, 1995



                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - History and Organization of the Company

The Company was organized June 14, 1990, under the laws of the State of Florida as Mid-Way Medical and Diagnostic Center, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development company.

On June 28, 1990 the Company issued 100 shares of it common stock for $3,000.

On September 16, 1996, the Company voted to restate its Articles of Incorporation, which changed the $1.00 par value common shares to a par value of $0.001 each. Also the Company increased its capitalization from 100 common shares to 50,000,000 common shares.

Also on September 16, 1996 the Company forward split its common stock 10,000:1, thus increasing the number of outstanding common stock shares from 100 to 1,000,000.

NOTE 2 Accounting Policies and Procedures

The Company has not determined its accounting policies and procedures, except as follows:

     1. The Company uses the accrual method of accounting.

     2. Earnings or loss per share is calculated using the weighted averaged number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 3 - Going Concern

The Company's financial statements are prepared using the genera11y accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of 1iabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

CIRO INTERNATIONAL, INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1997


                                                                   MIDWAY
                                            CIRO                  MEDICAL
                                            JEWELRY            AND DIAGNOSTIC        ADJUSTMENTS          TOTAL
REVENUES
 ROYALTY INCOME                             $105,868                  0                                  $105,868
 MERCHANDISE SALES                                                    0
 TOTAL                                       105,868                  0                                   105,868


OPERATING COSTS:
 COST OF MERCHANDISE                                                  0                                         0
 SELLING, GENERAL AND ADMINISTRATIVE         121,814                  0                                   121,814
 TOTAL                                       121,814                  0                                   121,814

INCOME FROM OPERATIONS                       (15,946)                 0                                   (15,946)

OTHER INCOME (EXPENSE)
 COMMISSION                                                           0                                         0
 INTEREST                                                             0                                         0
 OTHER                                                                0                                         0
 INTEREST EXPENSE                                                     0                                         0
 GAIN ON SALE OF STOCK                                                0                                         0
 TOTAL                                             0                  0                                         0

INCOME BEFORE TAXES                          (15,946)                 0                                   (15,946)
 TAXES                                         2,255                  0                                     2,255
NET INCOME                                  ($18,201)                $0                                  ($18,201)


CIRO INTERNATIONAL, INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                             MIDWAY
                                                        CIRO                 MEDICAL        ADJUSTMENTS      TOTAL
                                                      JEWELRY             AND DIAGNOSTIC

REVENUES
 ROYALTY INCOME                                       $259,899                  0                           $259,899
 MERCHANDISE SALES                                       3,076                  0                             $3,076
 TOTAL                                                 262,975                  0                            262,975

OPERATiNG COSTS:
 COST OF MERCHANDISE                                         0                  0                                  0
 SELLING, GENERAL AND ADMINISTRATIVE                   262,587                  0                            262,587
 TOTAL                                                 262,587                  0                            262,587

INCOME FROM OPERATIONS                                     388                  0                                388

OTHER INCOME (EXPENSE)
 COMMISSION                                                  0                  0                                  0
 INTEREST                                                    0                  0                                  0
 OTHER                                                   3,458                  0                              3,458
 INTEREST EXPENSE                                            0                  0                                  0
 GAIN ON SALE OF STOCK                                       0                  0                                  0
 TOTAL                                                   3,458                  0                              3,458

INCOME BEFORE TAXES                                      3,846                  0                              3,848

TAXES                                                    5,307                  0                              5,307

NET INCOME                                             ($1,461)                $0                            ($1,461)

CIRO INTERNATIONAL, INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                             MIDWAY
                                                        CIRO                 MEDICAL      ADJUSTMENTS      TOTAL
                                                      JEWELRY            AND DIAGNOSTIC



REVENUES
 ROYALTY INCOME                                      $ 223,570                  0                        $ 223,570
 MERCHANDISE SALES                                      29,950                  0                          $29,950
 TOTAL                                                 253,520                  0                          253,520

OPERATING COSTS:
 COST OF MERCHANDISE                                    50,623                  0                           50,623
 SELLING, GENERAL AND ADMINISTRATIVE                   212,838                  0                          212,838
 TOTAL                                                 263,461                  0                          263,481

INCOME FROM OPERATIONS                                  (9,941)                 0                           (9,941)

OTHER INCOME (EXPENSE)
 COMMISSION                                              4,388                  0                            4,388
 INTEREST                                                6,963                  0                            6,963
 OTHER                                                   7,458                  0                            7,458
 INTEREST EXPENSE                                       (5,700)                 0                           (5,700)
 GAIN ON SALE OF STOCK                                   5,833                  0                            5,833
 TOTAL                                                  18,942                  0                           18,942

INCOME BEFORE TAXES                                      9,001                  0                            9,001

TAXES                                                    4,062                  0                            4,082

NET INCOME                                             $ 4,939                 $0                           $4,931

CIRO INTERNATIONAL INC.
PROFORMA CONSOLIDATED BALANCE SHEETS
JUNE 30. 1997


                                                                MIDWAY
                                           CIRCO                MEDICAL              ADJUSTMENTS                   TOTAL
                                          JEWELRY            AND DIAGNOSTIC

ASSETS

Cash and short term deposits                $2,572                 $0                                              $ 2,572
Accounts receivable                         19,855                  0                                               19,855
                                                                                                                         0

TOTAL                                       22,427                  0                                               22,427

OTHER ASSETS

Loan receivable-shareholders                32,611                  0                                               32,611
Trademark                                  308,333                  0                                              308,333

TOTAL                                     $363,371                 $0                                             $363,371

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accruals               $7,094                 $0                                               $7,094
                                                                                                                         0
TOTAL                                        7,094                  0                                                7,094

STOCKHOLDERS' EQUITY

Common stock                                 1,000              1,000                    -1000                       1,000
Additional paid in capital                 370,000              2,000                     1000                     373,000
Retained earnings                          (14,723)            (3,000)                                             (17,723)

TOTAL                                     $363,371                 $0                                             $363,371
                                                                                                                  $363,371

CIRO INTERNATIONAL
PROFORMA CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996

                                                                         MIDWAY
                                                      CIRCO              MEDICAL             ADJUSTMENTS              TOTAL
                                                     JEWELRY          AND DIAGNOSTIC


ASSETS

Cash and short term deposits                             $292                $0                                          $292
Accounts receivable                                    30,380                 0                                        30,380

TOTAL                                                  30,672                 0                                        30,672

OTHER ASSETS

Loan receivable-shareholders                           31,611                 0                                        31,611
Trademark                                             320,666                 0                                       320,666


TOTAL                                                $382,949                $0                                      $382,949

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accruals                          $8,471                $0                                        $8,471

TOTAL                                                   8,471                 0                                         8,471

STOCKHOLDERS' EQUITY

Common stock                                            1,000             1,000                 -1000                   1,000
Additional paid in capital                            370,000             2,000                  1000                 373,000
Retained earnings                                       3,478            (3,000)                                          478

TOTAL                                                $382,949                $0                                       $382,949


CIRO INTERNATIONAL, INC.
PROFORMA CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995


                                                                       MIDWAY
                                                   CIRCO               MEDICAL        ADJUSTMENTS     TOTAL
ASSETS                                            JEWELRY          AND DIAGNOSTIC

Cash and short term deposits                         $870                 $0                            $870
Accounts receivable                                15,799                  0                          15,799

TOTAL                                              16,669                  0                          16,669

OTHER ASSETS

Loan receivable-shareholders                       17,999                  0                          17,999
Trademark                                         345,333                  0                         345,333

TOTAL                                            $380,001                 $0                        $380,001

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accruals                      $4,062                 $0                          $4,062

TOTAL                                               4,062                  0                           4,062

STOCKHOLDERS' EQUITY

Common stock                                        1,000                100            -1000            100
Additional paid in capital                        370,000              2,900             1000        373,900
Retained earnings                                   4,939             (3,000)                          1,939
                                                                                                           0
TOTAL                                            $380,001                 $0                        $380,001